Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Northeast Bancorp

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Northeast Bancorp of our report dated August 11, 2005, relating to our audit of the consolidated financial statements of Northeast Bancorp and Subsidiaries which appears in the Annual Report on Form 10-K of Northeast Bancorp for the year ended June 30, 2005.
Portland, Maine June 27, 2006	/s/ Baker Newman & Noyes Baker Newman & Noyes
Limited Liability Company